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                                                                   EXHIBIT 10.02

                       FACILITIES & MATERIALS PURCHASING
                         GENERAL TERMS AND CONDITIONS

1. AGREEMENT. Seller agrees to sell and deliver the goods or services specified in Chrysler's order in ACCORDANCE WITH THE TERMS AND CONDITIONS CONTAINED IN THE ORDER, INCLUDING THE CLAUSES REFERENCED IN THE ORDER, THE TERMS OF THIS FORM AND ANY SIGNED DOCUMENTS REFERENCED IN THE ORDER, all of which constitute the entire and final agreement of the parties and cancels and supersedes any prior or contemporaneous negotiation or agreements. The Chrysler clauses referenced are in Booklet 84-806-1824 (10/94), the receipt of which Seller hereby acknowledges by acceptance of Chrysler's order. CHRYSLER'S ORDER EXPRESSLY LIMITS ACCEPTANCE TO THE TERMS OF THE ORDER AND ANY ADDITIONAL OR DIFFERENT TERMS, WHETHER CONTAINED IN SELLER'S FORMS OR OTHERWISE PRESENTED BY SELLER ARE REJECTED UNLESS EXPRESSLY AGREED TO AND SELLER SPECIFICALLY WAIVES ITS SIGNED ACCEPTANCE OF THIS ORDER BY CHRYSLER. "Order" means a purchase order transmitted to Seller via Chrysler's Electronic Data Interchange System or delivered to Seller in a paper format.

2. ACCEPTANCE. This order constitutes Chrysler's offer to Seller and is not binding on Chrysler until accepted by Seller and Seller specifically waives its signed acceptance of this order or by a delivery of the goods, rendering of services, or the commencement of work on goods to be specially manufactured for Chrysler pursuant to this order.

3. DELIVERY. Time is of the essence. Delivery must be effected within the time specified on the face of this order. If Seller fails to make deliveries or perform services at the agreed time, all damages suffered by Chrysler and any premium transportation or other costs required to meet the specified delivery schedule will be at the expense of Seller.

4. PACKING, MARKING AND SHIPMENT. Seller will pack and mark goods in accordance with Chrysler's instructions, secure the lowest transportation rates, meet carrier requirements and assure delivery free of damage and deterioration. Seller is responsible for the goods until delivery at the designated FOB point. Prices specified include all charges and expenses for containers, packing and crating, and transportation to the FOB point. All containers, packing and crating material will become the property of Chrysler on delivery. Chrysler may specify the carrier and/or method of transportation and Seller will process shipping documents and route shipment of the goods from the FOB point accordingly.

5. RELEASE AUTHORIZATION. When deliveries are specified to be in accordance with Chrysler's written releases, Seller will not fabricate or assemble any goods, nor procure required materials, nor ship any supplies, except to the extent authorized by such written releases or provisions of this order specifying minimum fabrication or delivery quantities.

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                       FACILITIES & MATERIALS PURCHASING
                         GENERAL TERMS AND CONDITIONS

6. INSPECTION AND REJECTIONS. Chrysler may inspect and evaluate all goods (including all tooling and material used in their manufacture), and all services at times and places designated by Chrysler. Seller will perform its inspections as designated by Chrysler and Seller will make inspection systems, procedures and records available to Chrysler upon request. Notwithstanding payment or any prior inspection, Chrysler may reject, require correction, or return the goods to the Seller (at Seller's expense and risk of loss) any goods delivered or services rendered that do not conform to applicable requirements. Without limiting its remedies, after notice to Seller, Chrysler may either (I) replace or correct any nonconforming goods or services and charge Seller the cost os such replacement or correction, or (ii) cancel the order for default under Clause 20 hereof.

7. LABOR DISPUTES. Seller will notify Chrysler immediately of any actual or potential labor dispute delaying or threatening to delay timely performance of this order, and will include all relevant information to Chrysler. Seller will notify Chrysler in writing six (6) months in advance of the expiration of any current labor contract(s). If requested by Chrysler, Seller will deliver a supply of finished goods at least thirty (30) days prior to the expiration of any such labor contract, in quantities and for storage at any place or places designated by Chrysler.

8. GENERAL WARRANTY. Seller warrants that the goods or services will (I) comply with all specifications, drawings, descriptions or samples furnished and/or specified by Chrysler, (ii) be merchantable, and (iii) be free from defects in material and workmanship. Seller further warrants that all goods not designed by Chrysler will be fit and sufficient for the purposes intended. Seller further warrants that on delivery Chrysler will receive good title to the goods and services will be free from any actual or claimed patent, copyright or trademark infringement. These warranties are in addition to any warranties implied by law or otherwise made by Seller and will survive acceptance and payment by are in addition to any warranties implied by law or otherwise made by Seller and will survive acceptance and payment by Chrysler.

9. PROPERTY AND SPECIAL TOOLING. Unless otherwise provided in this order, property of every description including all tools, equipment, material, drawings, manufacturing aids and replacements of the foregoing furnished by Chrysler, either directly or indirectly, or as acquired or manufactured by Seller for use in the performance of this order, for which Seller has been reimbursed by Chrysler, will be (I) the property of Chrysler, (ii) plainly marked or otherwise adequately identified by Seller as the property of Chrysler, and (iii) safely stored separate and apart from Seller's property. Seller will retain and not use or rework tooling or property of Chrysler except for performance of work herunder or as authorized in writing by Chrysler. Seller will keep such tooling or property in its possession and/or control in good condition, fully covered by insurance, free of liens and encumbrances and will replace such tooling or property when lost, damaged or destroyed. All Chrysler tooling or property will be transferred as Chrysler may direct at any time.

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                       FACILITIES & MATERIALS PURCHASING
                         GENERAL TERMS AND CONDITIONS

10. INSURANCE AND INDEMNIFICATION. (a) Insurance. Seller will provide workers compensation, comprehensive general liability, automobile, public liability, and property damage insurance in amounts and coverage's sufficient to cover all claims hereunder. Such policies will name Chrysler as an additional insured thereunder and shall contain endorsements stating that the policies are primary and not excess over or contributory with any other valid, applicable, and collectible insurance in force for Chrysler. Chrysler may require Seller to furnish evidence of the foregoing insurance but failure to comply with these insurance requirements will not relieve Seller of its liability and obligations under this clause. Chrysler's action or inaction will not act as a waiver of any of Chrysler's rights described in this clause.
     (b) Indemnification. Seller will defend, indemnify, and hold Chrysler harmless against all claims, liabilities, losses, damages, and settlement expenses in connection with any breach by Seller of these general conditions or for injury or death of any person and damage or loss of any property allegedly or actually resulting from or arising out of any act, omission or negligent work of Seller or its employees, agents, or subcontractors in connection with performing this order, either on Chrysler's property or in the source of their employment.

11. CHANGES. Chrysler may, at any time, make changes in this order. Any claim by Seller for a change in price adjustment must be asserted in writing within thirty (300 days from date or receipt by Seller of Chrysler's notification of any change. Chrysler will have the right to verify all claims hereunder by auditing relevant records, facilities, work or materials of Seller. Seller agrees to proceed with the order as changed under this Clause 12.

12. CLAIMS ADJUSTMENT. Chrysler may at any time and without notice deduct or set-of Sellers claims for money due or to become due from Chrysler against any claims that Chrysler has or may have arising out of this or any other transaction between Chrysler has or may have arising out of this or any other transaction between Chrysler and Seller.

13. DUTY DRAWBACK RIGHTS. This order includes all related customs duty and import drawback rights, if any (including rights developed by substitution and rights which may be acquired from Seller's suppliers), which Seller can transfer to Chrysler. Seller will inform Chrysler promptly of any such rights and will supply documents as may be required to obtain such drawback.

14. USE OF CHRYSLER'S NAME. Seller will not, without the prior written consent of Chrysler, in any manner publish the fact that Seller has furnished or contracted to furnish Chrysler goods and/or services, or use the name or trademarks of Chrysler, its products, or any of its associated companies in Seller's advertising or other publication. If Seller places on the goods a Chrysler trademark and/or identifying mark, as specified by Chrysler, or it goods specified in this order are peculiar to Chrysler's design, they will

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                       FACILITIES & MATERIALS PURCHASING
                         GENERAL TERMS AND CONDITIONS

not bear the trademark or other designation of the maker or Seller and similar goods will not be sold to anyone other than Chrysler.

15. INFORMATION DISCLOSED. The specifications, drawings, design, manufacturing data and other information transmitted to Seller by Chrysler in connection with the performance of this order are the property of Chrysler and may be covered by one or more Chrysler patents, patent applications or copyrights. Seller will handle all of this information in such a manner to insure that it is not used for any purpose detrimental to the interests of Chrysler. Unless expressly provided in this order or otherwise agreed to in writing by Chrysler, Seller's disclosure rights regarding products or services to this order, and information relating thereto shall be limited to any valid copyright thereon or patent Seller may hold covering the manufacture, use and sale of the products or services.

16. PATENTS. No rights are granted to Seller under any Chrysler patents except as may be necessary to fulfill Seller's obligations under this order. Seller agrees to defend all suits, actions or proceedings which may be brought against Chrysler, any of its associated companies or its customers for alleged infringement of any proprietary interest resulting from the use or sale of the goods or services provided hereunder and to pay all expense and fees of counsel which may be incurred in defending, and all costs, damages, or other recoveries in every such suit.

17. ASSIGNMENT. This order will not be assigned or delegated, in whole or in part without Chrysler's prior written consent.

18. TERMINATION AT CHRYSLER'S OPTION. Chrysler may terminate this order at any time without cause in whole or in part by written notice, whereupon Seller will stop work on the date and to the extent specified in such notice and terminate all orders and subcontracts that relate to the terminated order. Within thirty
(30) days after receipt of termination notice, Seller will submit all claims resulting from such termination. Chrysler will have the right to verify such claims by auditing the relevant records, facilities, work or materials of Seller and/or its subcontractors. Chrysler will pay Seller for finished work accepted by Chrysler as well as for the documented cost to Seller of work in process and raw material allocable to the terminated work which is not in excess of any prior Chrysler authorization. Payment made under this Clause 19 will constitute Chrysler's only liability for termination herunder with title and right of possession to all delivered goods and services vesting in Chrysler immediately on Chrysler's tender of such payment. The provision of this Clause 19 will not apply to any cancellation by Chrysler for default by Seller or for any other causes recognized by law or specified by this order.

19. CANCELLATION FOR DEFAULT. If Seller (i) fails to deliver goods or perform services at the time specified herein, or (ii) fails to perform any other provisions hereof and does not cure such failure within a period of ten (10) days after receipt of written notice form Chrysler specifying such failure, or
(iii) becomes insolvent, makes an

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                       FACILITIES & MATERIALS PURCHASING
                         GENERAL TERMS AND CONDITIONS

assignment in favor of creditors, or enters bankruptcy pr dissolution procedures, or (iv) is merged into another company and/or is expropriated or nationalized, Chrysler may cancel the whole or any part of this order without any liability, except for payment due to goods and services delivered and accepted. Upon such termination Chrysler will have the right, and on notice to Seller, to take title to and possession of all or any part of such work performed by Seller under this order.

20. REMEDIES. The rights and remedies herein reserved to Chrysler are cumulative and in addition to any other or further rights and remedies available at law or in equity. No waiver of any breach of any provision of this order will constitute a waiver of any other breach or a waiver of such provision.

21. REQUIRED COMPLIANCE. In providing goods or services hereunder, Seller will comply with any and all applicable Federal, State and Local laws (including Canadian or other foreign laws), and regulation promulgated thereunder. Seller will defend, indemnity and hold Chrysler harmless from and against any and all claims, losses, damages, costs and expenses resulting from or arising out of any failure of Seller or Seller's employees, agents and subcontractors to comply with any applicable governmental regulations and/or statutes.

22. GOVERNING LAW. This order and all transactions between Chrysler and Seller will be governed by and construed in accordance with the laws of Michigan as if entirely performed therein. In the case of Chrysler Canada Ltd., this order between Chrysler Canada Ltd. and Seller will be governed by and construed in accordance with the laws of the province of Ontario, Canada as if entirely performed therein. the 1980 United Nations Convention on Contracts for the International Sale of Goods, to the extent it may be deemed to apply, shall not, pursuant to Article 6 thereof, apply to this order or any transactions pursuant hereto.

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